                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.



                         Date of Report February 4, 2000


                         SBA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                Florida                             333-50219                                   65-0716501
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    (State or other jurisdiction of           Commission File Number              (I.R.S. Employer Identification No.)
     incorporation or organization)




            One Town Center Road, Boca Raton, Florida                                              33486
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              (Address of principal executive offices)                                          (Zip code)


                                                  (561) 995-7670
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                            (Registrant's telephone number, including area code)
------------------------------------------------------------------------------------------------------------------------

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Item 2            Other Events


                  SBA Communications Corporation announced that it has priced its offering of Class A Common Stock. Immediately prior to pricing, the Company filed an amendment to its Registration Statement increasing the number of shares that would be offered by SBA from 6,000,000 shares to 9,000,000 shares of its Class A common stock plus up to 15% of additional shares that may be offered by certain shareholders to cover any over-allotments.


                  The price of the Class A common stock was set at $27.00 per share.


                  Net proceeds from the offering will be used by the Company to repay a portion of outstanding debt, to finance the construction and acquisition of towers or related businesses, and for general working capital purposes. The Company will not receive the proceeds from any sale of shares by the selling shareholders.


                  The offering was underwritten by Lehman Brothers, Deutsche Banc Alex. Brown, Salomon Smith Barney Inc., Raymond James & Associates, Inc. and Fidelity Capital Markets, a division of National Financial Services Corporation.
                  Copies of a prospectus for the offering may be obtained from the Prospectus Department of Lehman Brothers.


Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

99.1              Press release dated January 28, 2000
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




February 4, 2000                              /s/  Jeffrey A. Stoops
                                              ----------------------
                                                   Jeffrey A. Stoops
                                                   Chief Financial Officer